    As filed with the Securities and Exchange Commission on August 16, 2000
                                                   Registration No. 333-________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                      ----------------------------------

                                    FORM S-8


                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                       AVISTAR COMMUNICATIONS CORPORATION
             (Exact name of registrant as specified in its charter)

           Delaware                                         88-0383089
   (State of Incorporation)                             (I.R.S. Employer
                                                       Identification No.)

                        555 Twin Dolphin Drive, Suite 360
                        Redwood Shores, California 94065
                    (Address of Principal Executive Offices)

                       Avistar Communications Corporation
                       1997 Stock Option Plan, as amended
                             2000 Stock Option Plan
                            2000 Director Option Plan
                        2000 Employee Stock Purchase Plan
                             (Full Titles of Plans)

                       ----------------------------------
                                Gerald J. Burnett
                 Chairman, President and Chief Executive Officer
                       Avistar Communications Corporation
                        555 Twin Dolphin Drive, Suite 360
                        Redwood Shores, California 94066
                     (Name and Address of Agent for Service)
                                 (650) 610-2900
          (Telephone Number, Including Area Code of Agent for Service)
                                   Copies to:

            R. Randall Wang                             Robert P. Latta
             Bryan Cave LLP                     Wilson Sonsini Goodrich & Rosati
        One Metropolitan Square                     Professional Corporation
     211 North Broadway, Suite 3600                    650 Page Mill Road
     St. Louis, Missouri 63102-2750                 Palo Alto, CA 94304-1050
                                                         (650) 493-9300

                         CALCULATION OF REGISTRATION FEE
========================================================================================================
                                        Amount         Proposed
                                        to be          Maximum          Proposed Maximum      Amount of
      Title of Securities            Registered    Offering Price           Aggregate       Registration
        to be Registered                 (5)        Per Share (4)        Offering Price          Fee
--------------------------------------------------------------------------------------------------------

1997 Stock Option Plan,
Common Stock, $.001 par value (3)       2,190,050                        $15,111,000(1)        $3,989
--------------------------------------------------------------------------------------------------------

2000 Stock Option Plan,
Common Stock, $.001 par value (3)       5,400,000                        $81,000,000(2)        $21,384
--------------------------------------------------------------------------------------------------------

2000 Director Option Plan,
Common Stock, $.001 par value (3)         114,000                        $1,710,000(2)         $452
--------------------------------------------------------------------------------------------------------

2000 Employee Stock Purchase
Plan, Common Stock, $.001 par           3,300,000                        $49,500,000(2)        $13,068
value (3)
--------------------------------------------------------------------------------------------------------


                                                             Aggregate Registration Fee        $38,893
========================================================================================================

(1) Calculated pursuant to Rule 457(h) under the Securities Act of 1933, as amended. The proposed maximum offering price per share represents the weighted average exercise price of $6.90 per share of currently outstanding options totaling 2,190,050 under the 1997 Stock Option Plan, as amended.

(2) Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of 1933, as amended, on the basis of the proposed maximum offering price per share of $15.00 per share set forth in the Form S-1 (Registration No. 333-39008), as amended.

(3) This Registration Statement also covers such additional shares of Common Stock as may be issuable pursuant to antidilution provisions. Pursuant to Rule 416(a) of the Securities Act of 1933, as amended, this Registration Statement shall also cover any additional shares of the Registrant's Common Stock that become issuable under the 1997 Stock Plan (as amended), 2000 Stock Option Plan, 2000 Director Option Plan and 2000 Employee Stock Purchase Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction affected without the receipt of consideration that increases the number of the Registrant's outstanding shares of Common Stock.

(4)     Omitted pursuant to Rule 457(o) under the Securities Act of 1933.


(5) The amount registered gives effect to the Registrant's 1-for-5 reverse stock split effected July 21, 2000 and includes shares of the Registrant's 2000 Stock Option Plan, 2000 Director Option Plan and 2000 Employee Stock Purchase Plan to be authorized pursuant to automatic increase or "Evergreen" provisions contained therein during the next two years.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

               This Registration Statement relates to the following shares of Common Stock, par value $.001, of Avistar Communications Corporation (the "Registrant" or "Company"):

               (a) 2,190,050 shares of Common Stock being registered for use under the Registrant's 1997 Stock Option Plan, as amended (the "1997 Plan");

               (b) 5,400,000 shares of Common Stock being registered for use under the Registrant's 2000 Stock Option Plan (the "2000 Plan");

               (c) 114,000 shares of Common Stock being registered for use under the Registrant's 2000 Director Option Plan (the "Director Plan"); and

               (d) 3,300,000 shares of Common Stock being registered for use under the Registrant's 2000 Employee Stock Purchase Plan (the "Purchase Plan").

ITEM 3.        INCORPORATION OF DOCUMENTS BY REFERENCE.

               The following documents, which have been filed by the Company with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Securities Act"), are incorporated by reference herein and shall be deemed to be a part hereof:

               (a) Registrant Statement on Form S-1, as amended (Registration No. 333-39008), which contains audited combined financial statements for the year ended December 31, 1999 and unaudited consolidated financial statements for six months ended June 30, 2000.

               (b) The description of the Registrant's common stock, which is contained in the Registration Statement on Form 8-A (No. 000-31121), dated and filed on July 24, 2000, as amended by Form 8-A/A dated and filed on August 11, 2000.

               All other documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents (such documents, and the documents enumerated above, being hereinafter referred to collectively as the "Incorporated Documents").

               Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.        DESCRIPTION OF SECURITIES.

               Not applicable.

ITEM 5.        INTEREST OF NAMED EXPERTS AND COUNSEL.

               An investment company affiliated with Wilson Sonsini Goodrich & Rosati, counsel to the Registrant, beneficially owns 11,000 shares of the Registrant's capital stock and a partner of Wilson Sonsini Goodrich & Rosati, beneficially owns 3,000 shares of the Registrant's capital stock.

ITEM 6.        INDEMNIFICATION OF DIRECTORS AND OFFICERS.

               The Registrant's certificate of incorporation limits the liability of the Registrant's directors to the maximum extent permitted by Delaware law. Delaware law provides that the directors of a corporation will not be personally liable to the corporation and its stockholders for monetary damages for breach of the fiduciary duties as directors, except liability for any of the following:

               - any breach of their duty of loyalty to the corporation or its stockholders;

               - acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of the law;

               - unlawful payments of dividends or unlawful stock repurchases or redemptions; or

               - any transaction from which they derived an improper personal benefit.

               This limitation of liability does not apply to liabilities arising under the federal securities laws and does not affect the availability of equitable remedies such as injunctive relief or rescission.

               The Registrant's certificate of incorporation provides that it may indemnify any of its directors, officers or employees to the fullest extent permitted by law. The Registrant's bylaws provide that it will indemnify its directors and officers, and that it may indemnify its employees and other agents, to the fullest extent permitted by law. The bylaws also permit the Registrant to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in such capacity, regardless of whether the bylaws would permit indemnification.

               The Registrant has entered into agreements to indemnify its directors and executive officers, in addition to indemnification provided for in its bylaws. These agreements, among other things, provide for indemnification of the Registrant's directors and executive officers for expenses, judgments, fines, and settlement amounts incurred by any such person in any action or proceedings arising out of such person's services as a director or executive officer or at the Registrant's request. The Registrant also maintain directors' and officers' liability insurance.

ITEM 7.        EXEMPTION FROM REGISTRATION CLAIMED.

               Not applicable.

ITEM 8.        EXHIBITS.

EXHIBIT NUMBER     DOCUMENTS
--------------------------------------------------------------------------------
3.1                Second Amended and Restated Certificate of Incorporation
                   (incorporated by reference to the Exhibit No. 3.1 filed with
                   Avistar Communications Corporation's Registration Statement
                   on Form S-1, as amended (Registration No. 333-39008))

3.2                Form of Restated Certificate of Incorporation upon offering
                   (incorporated by reference to the Exhibit No. 3.2 filed with Avistar Communications Corporation's Registration Statement on Form S-1, as amended (Registration No. 333-39008))

3.3 Bylaws of Avistar Communications Corporation (incorporated by reference to the Exhibit No. 3.3 filed with Avistar
                   Communications Corporation's Registration Statement on Form
                   S-1, as amended (Registration No. 333-39008))

4.1 Avistar Communications Corporation 1997 Stock Option Plan (as amended) and form of agreement thereunder (incorporated by reference to the Exhibit No. 10.1 filed with Avistar
                   Communications Corporation's Registration Statement on Form
                   S-1, as amended (Registration No. 333-39008))

4.2 Avistar Communications Corporation 2000 Stock Option Plan (as amended) and form of agreement thereunder (incorporated by reference to the Exhibit No. 10.2 filed with Avistar
                   Communications Corporation's Registration Statement on Form
                   S-1, as amended (Registration No. 333-39008))

4.3                Avistar Communications Corporation 2000 Employee Stock
                   Purchase Plan and form of agreement thereunder

4.4 Avistar Communications Corporation 2000 Director Option Plan and form of agreement thereunder (incorporated by reference to the Exhibit No. 10.3 filed with Avistar Communications
                   Corporation's Registration Statement on Form S-1, as amended
                   (Registration No. 333-39008))

5.1 Opinion of Wilson Sonsini Goodrich & Rosati as to legality of securities being registered

23.1               Consent of Arthur Andersen LLP

23.2               Consent of Wilson Sonsini Goodrich & Rosati (included in
                   Exhibit 5.1)

24.1 Power of Attorney (included on signature pages of this Registration Statement)

ITEM 9.        UNDERTAKINGS.

        (a) The undersigned Registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

               (ii) to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

               (iii) to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement:

provided however, that paragraphs (a)(l)(i) and (a)(l)(ii) of this section do not apply if this registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement;

                (2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such Securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Redwood Shores, State of California, on August 16, 2000.

                                       AVISTAR COMMUNICATIONS CORPORATION


                                       By: /s/ GERALD J. BURNETT
                                           ------------------------------------
                                           Gerald J. Burnett
                                           Chairman of the Board and
                                           Chief Executive Officer

                                POWER OF ATTORNEY

        KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints R. Stephen Heinrichs and Michael
G. Barsotti and any of them (with full power to each of them to act alone), as his or her attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments), and any and all registration statements filed pursuant to Rule 462 under the Securities Act of 1933, as amended, in connection with or related to the offering contemplated by this Registration Statement and its amendments, if any, and any other documents and instruments incidental thereto, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission (or any other government or regulatory authority), granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and to perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents and/or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the date set forth opposite their names.

            Signature                                Title                           Date
            ---------                                -----                           ----
/s/ GERALD J. BURNETT                       Chairman of the Board and          August 16, 2000
-------------------------------------       Chief Executive Officer
Gerald J. Burnett

/s/ R. STEPHEN HEINRICHS                    Vice Chairman of the Board         August 16, 2000
-------------------------------------       and Chief Financial Officer
R. Stephen Heinrichs                        (Principal Accounting Officer

/s/ WILLIAM L. CAMPBELL                     Director                           August 16, 2000
-------------------------------------
William L. Campbell

           *                                Director                           August 16, 2000
-------------------------------------
William R. Brody

           *                                Director                           August 16, 2000
-------------------------------------
David M. Solo

--------
* Signature not obtained at time of filing.

                                  Exhibit Index
                                  -------------

EXHIBIT NUMBER       DOCUMENTS
--------------------------------------------------------------------------------
3.1                Second Amended and Restated Certificate of Incorporation
                   (incorporated by reference to the Exhibit No. 3.1 filed with
                   Avistar Communications Corporation's Registration Statement
                   on Form S-1, as amended (Registration No. 333-39008))

3.2                Form of Restated Certificate of Incorporation upon offering
                   (incorporated by reference to the Exhibit No. 3.2 filed with Avistar Communications Corporation's Registration Statement on Form S-1, as amended (Registration No. 333-39008))

3.3 Bylaws of Avistar Communications Corporation (incorporated by reference to the Exhibit No. 3.4 filed with Avistar
                   Communications Corporation's Registration Statement on Form
                   S-1, as amended (Registration No. 333-39008))

4.1 Avistar Communications Corporation 1997 Stock Option Plan (as amended) and form of agreement thereunder (incorporated by reference to the Exhibit No. 10.1 filed with Avistar
                   Communications Corporation's Registration Statement on Form
                   S-1, as amended (Registration No. 333-39008))

4.2 Avistar Communications Corporation 2000 Stock Option Plan (as amended) and form of agreement thereunder (incorporated by reference to the Exhibit No. 10.2 filed with Avistar
                   Communications Corporation's Registration Statement on Form
                   S-1, as amended (Registration No. 333-39008))

4.3                Avistar Communications Corporation 2000 Employee Stock
                   Purchase Plan and form of agreement thereunder

4.4 Avistar Communications Corporation 2000 Director Option Plan and form of agreement thereunder (incorporated by reference to the Exhibit No. 10.3 filed with Avistar Communications
                   Corporation's Registration Statement on Form S-1, as amended
                   (Registration No. 333-39008))

5.1 Opinion of Wilson Sonsini Goodrich & Rosati as to legality of securities being registered

23.1               Consent of Arthur Andersen LLP

23.2               Consent of Wilson Sonsini Goodrich & Rosati (included in
                   Exhibit 5.1)

24.1 Power of Attorney (included on signature pages of this Registration Statement)